Exhibit 10.1


PRESS RELEASE                        SOURCE: ADVANTAGE CAPITAL DEVELOPMENT CORP.


ADVANTAGE CAPITAL DEVELOPMENT CORP. CLOSES ON $1 MILLION DEBT FINANCING AS PART OF INITIAL FUNDRAISING PHASE AS A BUSINESS DEVELOPMENT COMPANY (BDC)

COMPANY CURRENTLY REVIEWING POTENTIAL INVESTMENTS AS THE RESULT OF FINANCING AND HIGH LEVEL OF INVESTOR INTEREST

MIAMI, Sept. 8 /PRNewswire-FirstCall/ -- Advantage Capital Development Corp. (OTC Pink Sheets: AVCP - News), formally CEC Industries Corp., announced today that it has closed on a transaction for $1 million in debt financing as part of the first phase of its financing as a business development company (BDC). The funds were provided by an institutional investor. The Company is currently raising equity capital to finance its aggressive, short- and long-term investment plans.

The Company recently changed its name to Advantage Capital Development Corp. to better reflect its new business operations as a regulated business development company (BDC). This followed a comprehensive corporate restructuring that included the resignation of its former officers and directors as well as the establishment of a new board of directors and the appointment of new senior management.

"As a business development company, Advantage Capital Development Corp. has the latitude to invest in both public and private entities, including developing companies," said Jeffrey Sternberg, Advantage Capital Development Corp. Chairman and CEO. "This initial round of financing will accelerate our efforts to create long-term shareholder value by allowing us to bring to fruition some of the investments that we are currently pursuing."

Sternberg said that as the result of the recent financing and a high level of investor interest in additional financing, the Company has been evaluating a number of potential investments in a variety of industries. As a BDC, the Company can avail itself of certain types of debt and equity financing not normally available to other public companies. The Company said it hopes to announce additional fundraising closings and/or investments in the near future.


Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.


Contact: Peter Nasca 312-421-0723